SUBSCRIPTION AGREEMENT

(for Non United States residents)

Caribbean Villa Catering Corporation

This Subscription Agreement ("Agreement") is entered into as of the date written below by and between Caribbean Villa Catering Corporation, a Nevada corporation (the "Company"), and the individual(s) and/or company which are set forth in Exhibit A hereto (collectively defined as the "Investor").

RECITALS

A.

The Company is offering units of the Company’s securities.  Each unit consists of 5,000 shares of common stock at the price of $ ___ per share.  The maximum number of units to be sold in this Offering is 300 units, unless increased at the discretion of the board of directors of the company.  The units are being offered and sold up to 1,500,000 shares of common stock of the Company (the "Shares") to non-U.S. residents only pursuant to Regulation S of the Securities Act of 1933 (“Regulation S”).  Unless exempt from minimum subscription requirements, you are required to invest the minimum aggregate investment for the jurisdiction of your residence.  It is understood that upon payment of required funds, the Shares shall be fully paid for and nonassessable.

B.

Investor desires to purchase the Shares upon the terms and conditions set forth below.

IT IS THEREFORE AGREED:

1.

Agreement to Subscribe.  Investor hereby agrees to purchase ___ Units for the amount of $ ___ (number of shares x $ ___) (minimum investment is 5,000 shares).  The payment for these Units shall be as follows:

(i)

Investor agrees to pay total Funds on or before December 31, 2007 by means of a certified check, money order, bank draft or wire transfer (instructions attached hereto as Exhibit B the “Payment Instructions”) in the sum of US Dollars ___ (Number of Shares x $ ___ per Share; Minimum of 5,000 Shares unless approved by the Company) made payable to the Company (which date shall herein be called the “Closing”).

If such funds are not received as of “Closing”, this Agreement, at the option of the Company, shall be either adjusted pro rata to the funds paid or become null and void and in such event all funds provided thereafter pursuant to the payment Instructions shall be returned to the Investor;

(ii)

Upon the occurrence of the Closing, the Company is hereby instructed to issue the Shares to the Investor and, immediately upon such issuance, the Company is hereby authorized to use the funds received from that Investor in payment of the aggregate subscription price for those Shares.

2.

Representation and Warranties of the Investor.  Each Investor hereby represents and warrants to the Company as follows:

(a)

Investor has sufficient liquid assets to invest in the Shares.

(b)

Investor is a non-U.S. resident and its resident address is as indicated in Exhibit A hereto and is not a U.S. Person as set forth in Exhibit C.

(c)

Investor is either exempt from accredited investor requirements according to the laws of the investor’s jurisdiction of residence, or is an “accredited investor” as that term is defined in Section 501 of Regulation D of the Act or Investor, either alone or with Investor’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto and have the capacity to protect Investor’s own interests in connection with Investor’s proposed investment in the Shares.  An “accredited investor” includes, among other persons and entities:  (1) a natural person whose net worth, or joint net worth with that person’s spouse, exceeds $1,000,000; (2) a natural person who has had income in excess of $200,000 in each of the two most recent years, or with that person’s spouse, in excess of $300,000 in those years, and who expects to have at least that level of income in the current year; (3) a corporation, partnership or similar business entity, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; or (4) any entity in which all of the equity owners are accredited investors.  Investor, by reason of the business or financial experience of its officers and/or directors, or the business or financial experience of its professional advisors who are not affiliated with, or compensated by the Company or any of its affiliates, or any selling agent of the Company, directly or indirectly, has the capacity to protect its own interest in connection with its subscription for the Shares.

(d)

The address set forth in Exhibit A is the correct principal business office or residential address of the Investor and Investor has no present intention of changing its principal business office or residential address to any other state or jurisdiction.

(e)

Investor understands that in connection with the subject investment it is not being provided with any formal disclosure documentation. Investor, or person or persons acting on its behalf, has had an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the purchase of the Shares and the current and proposed future operations of the Company. Investor is satisfied with all information provided by the Company.  Investor has not been denied access to any information, which it has requested, from the Company.  Investor acknowledges that it has a pre-existing personal or business relationship with certain principals of the Company and that it learned of its investment in the Shares through this pre-existing personal or business relationship.

(f)

Investor acknowledges that the Shares are being solicited and are exempt from registration pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and in connection therewith, covenants and agrees that it will not offer, sell, or otherwise transfer the Shares unless and until the Shares are registered pursuant to the Act or unless the Company shall be entitled to rely upon an opinion of counsel satisfactory to Company with respect to compliance with the above securities laws.

(g)

Investor understands that the Company has virtually no operating history and that it is difficult, if not impossible, to predict the potential future success of the Company.  In this regard, the Investor hereby acknowledges that its investment in the Shares is an extremely risky investment and that the Investor may lose its entire investment in the Company.  The Investor is prepared to take this risk and hereby represents that it can afford the financial ramifications of losing its entire investment in the Shares.

(h)

The Shares for which it hereby subscribes are being acquired solely for its own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalizing thereof and that Investor has no present plans to enter into any such contract, undertaking, agreement or arrangement.  Investor represents and warrants that Investor is not acquiring these shares for the account of a U.S. person, as set forth in Exhibit C.

(i)

Other than the enforcement of the piggy-back registration rights granted in connection with the issuance of the Shares, Investor acknowledges that it shall have no right to demand that the Shares be registered under the Act and that upon Shares being registered or otherwise securing free-trading status there maybe little or no public market for the Shares; and accordingly, Investor acknowledges that it may have to hold the Shares until a market for the Shares develops.

3.

Method of Subscription.  In order to subscribe, Investor shall:

(a)

Execute this Agreement as set forth in Exhibit A and deliver it to the Company:

(b)

Provide the Share Payment amount by certified check, money order, bank draft or wire transfer pursuant to the Wire Transfer Instructions at the times and in the amounts set forth in Section 1. of this Agreement; and

(c)

Deliver such other documents, as the Company deems necessary to complete this subscription.

4.

Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given by placing in the United States mail, registered or certified, return receipt requested, postage prepaid, or personally delivered, addressed as follows:

"Company"

Caribbean Villa Catering Corporation

c/o Empire Stock Transfer Inc.

2470 St. Rose Pkwy, Suite 304

Henderson, NV 89074

"Investor"

See Exhibit A

Each of the foregoing shall be entitled to specify a different address by giving notice of the aforesaid to the other.

5.

Authority.  The undersigned individuals and/or entities executing this Agreement on behalf of their respective parties represent and warrant that said individuals are authorized to enter into this Agreement on behalf of such parties, the appropriate corporate or other resolutions have been passed and obtained, and that this Agreement shall be binding on same.

6.

Execution of Documents.  Each party agrees to execute and deliver such other documents and instruments and to take such further actions as may be reasonably necessary to fully carry out the intent and purposes of this Agreement.

7.

Headings.  The headings contained in this Agreement have been inserted for convenience only and in no way define or limit the scope or interpretation of this Agreement.

8.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same Agreement.

9.

Attorneys' Fees.  In the event either party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court including any such fees and costs incurred upon appeal of the court's decision.

10.

Choice of Law.  This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Nevada without giving effect to any of its principles of conflicts of law.  The parties irrevocably consent to the jurisdiction of the state or federal courts of the County of Clark, State of Nevada.

11.

Representations of the Company. The Company hereby represents as follows: (i) the Company is a validly organized corporation and is in good standing under the laws of the state of Nevada; (ii) the Shares shall be, upon issuance, validly issued and nonassessable;  (iii) the Company has the full corporate authority to execute the documents contemplated by the transactions set forth herein and to take all actions reasonably necessary to effect such transactions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered one to the other as of October 18, 2007.

Caribbean Villa Catering Corporation,

_________________________________

President, Robert W. Seeley

EXHIBIT A

“INVESTOR”

Corporate or other Entity:

(Printed Name of Entity)	(Street Address)

(Signature)	(City, Province, Country)

(Name Printed)	(Telephone Number)

(Title)	(Federal Tax I.D. No.)

Individual Subscriber(s)

(Signature)	(Signature)

(Name Printed)	(Name Printed)

(Cedula / Passport Number)	(Cedula / Passport Number)

(Street Address)

(City, Province)

(Country)

(Telephone Number)

Form of Ownership

[X] individual	[ ] community property
[ ] joint tenants	[ ] tenants in common
[ ] other	__________________________

EXHIBIT B

(PAYMENT INSTRUCTIONS)

Make checks, money orders, bank drafts or cashiers checks payable to:

Caribbean Villa Catering Corporation

And mail to:

Caribbean Villa Catering Corporation

PO Box 025648

EPS-D 2016

Miami, FL 33102-5648

All wire transfers must be sent ONLY to:

Bank of America Hollywood, FL 33019
ABA:	063000047
Account Name:	Caribbean Villa Catering Corporation PO Box 025648 EPS-D 2016 Miami, FL 33102-5648
Account Number:	898011436105

EXHIBIT C

As used herein, "U.S. person" means:

(a)

Any natural person resident in the United States;

(b)

Any partnership or corporation organized or incorporated under the laws of the United States;

(c)

Any estate of which any executor or administrator is a U.S. person;

(d)

Any trust of which any trustee is a U.S. person;

(e)

Any agency or branch of a foreign entity located in the United States;

(f)

Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(g)

Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(h)

Any partnership or corporation if:

(1)

Organized or incorporated under the laws of any foreign jurisdiction; and

(2)

Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

In addition, but not limiting the foregoing, the following are not "U.S. persons":

(a)

Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(b)

Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(1)

An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(2)

The estate is governed by foreign law;

(c)

Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

(d)

An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(e)

Any agency or branch of a U.S. person located outside the United States if:

(1)

The agency or branch operates for valid business reasons; and

(2)

The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(f)

The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.